UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C. 20549

                                  FORM 8-K

                               CURRENT REPORT





PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)    November 11, 1996




                           Meredith Corporation
         (Exact name of registrant as specified in its charter)



                    Iowa                1-5128          42-0410230
      (State or other jurisdiction   (Commission     (I.R.S. Employer
          of incorporation)          File Number)   Identification No.)



    1716 Locust Street, Des Moines, Iowa                50309-3023
  (Address of principal executive offices)              (ZIP Code)



  Registrant's telephone number, including area code  515 - 284-3000







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Item 5.  Other Events.


On November 11, 1996, the Meredith Corporation board of directors elected William T. Kerr, the company's president and chief operating officer, as president and chief executive officer. The announcement was made by Jack D. Rehm, currently chairman of the board and CEO, following the company's annual shareholder meeting in Des Moines that date.

Kerr, 55, will begin his duties as CEO January 1 of next year. Rehm, who was re-elected to a three-year term on the board, will continue as chairman until December 31, 1997.

As chairman, Rehm will continue to guide the proceedings and deliberations of the board and represent the company within key industry, business and civic organizations.

Kerr joined Meredith in September 1991 as executive vice president of the company and president of Meredith's Magazine Group. He was named president and chief operating officer in May of 1994, adding responsibilities for managing the company's day-to-day operations. Along with his appointment as president and COO, Kerr joined the company's board of directors and was named to the board's executive committee.

With his added duties as CEO, Kerr will chart the company's strategic course, manage day-to-day company business, and will oversee operating group performance and all corporate staff. He will maintain his board seat and executive committee position.

Before coming to Meredith in September of 1991, Kerr was a vice president of The New York Times Company and president of its magazine group, a position he held since 1984.

Meredith Corporation, headquartered in Des Moines, Iowa, is America's leading home and family media company. Meredith operates businesses in magazine and book publishing, television broadcasting, residential real estate marketing and franchising, and brand licensing.








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






                               SIGNATURE





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              MEREDITH CORPORATION
                              Registrant



                                /s/ Larry D. Hartaook
                              -------------------------
                                 Larry D. Hartsook
                              Vice President - Finance
                              (Principal Accounting and
                                 Financial Officer)








Date:  December 5, 1996










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